EXHIBIT 7.17

Execution Copy

JOINDER AGREEMENT TO SHAREHOLDERS AGREEMENT

JOINDER AGREEMENT dated as of December 2, 2009, by and among Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., Thomas H. Lee Equity Fund VI Investors (MoneyGram), LLC, THL Operating Partners, L.P, THL Coinvestment Partners, L.P., Great-West Investors, L.P., Putnum Investments Employees’ Securities Company III, LLC (collectively, the “THL Parties”), GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd., and The Goldman Sachs Group, Inc. (collectively, the “GS Parties”), Silver Point Capital Offshore Fund, Ltd. and Silver Point Capital Fund, L.P. (collectively, the “SP Parties”), and SPCP Group, LLC (the “New Unitholder”)  (the “Agreement”).  Capitalized terms used but not defined herein have the meaning ascribed to them in the Shareholders Agreement (as defined below).

BACKGROUND

WHEREAS, the THL Parties, the GS Parties and the SP Parties are parties to an Amended and Restated Shareholders Agreement, dated March 17, 2008, (the “Shareholders Agreement”) setting forth the parties’ agreement with respect to certain rights and obligations associated with ownership of Securities of MoneyGram International, Inc. (the “Company”);

WHEREAS, the New Unitholder may be joined as a party to the Shareholders Agreement pursuant to the definition of “Permitted Transferee” under the Shareholders Agreement;

WHEREAS, the New Unitholder acquired as of the date hereof from the SP Parties, as permitted by Section 4.2 of the Shareholders Agreement, the number of Securities of the Company set forth opposite the New Unitholder’s name on Schedule 1 hereto resulting in the ownership of such Securities of the Company by the SP Parties and the New Unitholder as set forth on Schedule 1 hereto (the “Transfer”);

WHEREAS, the GS Parties, the THL Parties and the SP Parties wish the New Unitholder to be bound by and enjoy the benefits of, and the New Unitholder desires to be bound by and enjoy the benefits of, the Shareholders Agreement;

WHEREAS, as a result of the Transfer, the SP Parties no longer hold any Securities of the Company; and

WHEREAS, the GS Parties, the THL Parties and the SP Parties wish that the SP Parties cease to be parties to the Shareholders Agreement because the SP Parties have ceased to be shareholders of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.           The New Unitholder acknowledges receipt of a copy of the Shareholders Agreement and, after review and examination thereof, agrees to be bound by the restrictions and agreements contained therein.  The execution of this Agreement by the New Unitholder shall constitute a counterpart signature page to the Shareholders Agreement.

2.           The THL Parties, the GS Parties and the SP Parties hereby (a) accept the undersigned New Unitholder to be bound by the Shareholders Agreement and (b) consent, in accordance with Section 5.10 of the Shareholders Agreement, that the New Unitholder shall have all such rights provided under the Shareholders Agreement to a “THL Party” and “Shareholder,” as defined therein and (c) agree that the SP Parties hereby cease to be parties to the Shareholders Agreement.

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

           3.           Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

           4.           Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

           5.           Consents.  Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

GENERAL PROVISIONS

6.           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

7.           Governing Law.  This agreement and any related dispute shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals, as applicable, as of the day and year first above written.  This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

THL PARTIES

THOMAS H. LEE EQUITY FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

[SIGNATURE PAGE TO JOINDER AGREEMENT TO SH AGREEMENT]

GREAT WEST INVESTORS L.P.

By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC

By	PUTNAM INVESTMENTS HOLDINGS, LLC its managing member
By	PUTNAM INVESTMENTS, LLC its managing member
By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

[SIGNATURE PAGE TO JOINDER AGREEMENT TO SH AGREEMENT]

THL OPERATING PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

THL EQUITY FUND VI INVESTORS
(MONEYGRAM), LLC

By: THL EQUITY ADVISORS VI, LLC,
       its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
       its sole member
By: THOMAS H. LEE ADVISORS, LLC,
       its general partner

By:	/s/ Scott L. Jaeckel
	Name:	Scott L. Jaeckel
	Title:	Managing Director

[SIGNATURE PAGE TO JOINDER AGREEMENT TO SH AGREEMENT]

GS PARTIES

GS CAPITAL PARTNERS VI FUND, L.P.
By: GSCP VI Advisors, L.L.C.
its General Partner

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By: GSCP VI Offshore Advisors, L.L.C.
its General Partner

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

GS CAPITAL PARTNERS VI GmbH & Co. KG
By: GS Advisors VI, L.L.C.
its Managing Limited Partner

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P.
By: GS Advisors VI, L.L.C.
its General Partner

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT TO SH AGREEMENT]

GSMP V ONSHORE US, LTD.

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

GSMP V OFFSHORE US, LTD.

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Bradley J. Gross
	Name:	Bradley J. Gross
Title:

[SIGNATURE PAGE TO JOINDER AGREEMENT TO SH AGREEMENT]

SP PARTIES

SILVER POINT CAPITAL FUND, L.P. By: Silver Point Capital, L.P. Its Investment Manager

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

SILVER POINT CAPITAL OFFSHORE FUND, LTD. By: Silver Point Capital, L.P. Its Investment Manager

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

[SIGNATURE PAGE TO JOINDER AGREEMENT TO SH AGREEMENT]

NEW UNITHOLDER

SPCP GROUP, LLC By: Silver Point Capital, L.P. Its Investment Manager

By:	/s/ Richard Petrilli
	Name:	Richard Petrilli
	Title:	Authorized Signatory

[SIGNATURE PAGE TO JOINDER AGREEMENT TO SH AGREEMENT]

SCHEDULE 1

Entity	Original Allocation	Number of Shares Transferred	Transferee	Revised Allocation
Silver Point Capital Fund, L.P.	2,500.00	2,500.00	SPCP Group, LLC	0
Silver Point Capital Offshore Fund, Ltd.	7,500.00	7,500.00	SPCP Group, LLC	0
SPCP Group, LLC	0.0			10,000.00